UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2010 (November 11, 2009)

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Hersha Drive
Harrisburg, Pennsylvania 17102
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (717) 236-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On January 11, 2010, Hersha Hospitality Trust (the “Company”) issued a press release announcing the commencement of a public offering of 35,000,000 common shares of beneficial interest, par value $0.01 per share.  A copy of that press release is furnished as Exhibit 99.1.

The information furnished with this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation by reference language contained therein, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

On November 11, 2009, HHLP Duo One Associates, LLC (“HHLP Duo One”), a wholly-owned subsidiary of Hersha Hospitality Limited Partnership (“HHLP”), the operating partnership of Hersha Hospitality Trust (the “Company”), entered into a definitive purchase agreement (the “Hampton Inn Purchase Agreement”), with Metro Eleven Hotel, LLC, an unaffiliated seller (“Seller”), to acquire a newly-constructed 184-room Hampton Inn located at 337 West 39th Street, New York, New York (“Hampton Inn, Times Square”).  The purchase price for the Hampton Inn, Times Square is approximately $54.3 million, which will be comprised of cash and may include units of limited partnership interest in HHLP (“OP Units”) with a value no greater than $1.5 million (valued at the average closing price of the Company’s Class A common shares of beneficial interest, $0.01 par value per share (the “Common Shares”), on the New York Stock Exchange (the “NYSE”) for the 20 trading days ending two trading days prior to closing on the acquisition).

On the same date, HHLP Duo Two Associates, LLC, another wholly-owned subsidiary of HHLP (“HHLP Duo Two” and together with HHLP Duo One, “Buyers”), entered into a definitive purchase agreement (the “Candlewood Suites Purchase Agreement” and together with the Hampton Inn Purchase Agreement, the “Purchase Agreements”) also with Seller to acquire a newly constructed 188-room Candlewood Suites located adjacent to the Hampton Inn, Times Square at 339 West 39th Street, New York, New York (the “Candlewood Suites, Times Square”).  The purchase price for the Candlewood Suites, Times Square is approximately $55.5 million, which will be comprised of cash and may include OP Units with a value no greater than $1.5 million (valued at the average closing price of the Common Shares on the NYSE for the 20 trading days ending two days prior to closing on the acquisition).

On December 15, 2009, Buyers and Seller amended each Purchase Agreement (the “Purchase Agreement Amendments”) to extend the closing date of the transactions from December 31, 2009 to February 1, 2010.

The Company anticipates the closing of these acquisitions will occur during the first quarter of 2010.  However, the proposed acquisitions are subject to the completion of the offering described in the press release furnished as Exhibit 99.1 and a variety of conditions set forth in the Purchase Agreements, which are described below.  There can be no assurance that the Company will close the proposed public offering of common shares.  In addition, there can be no assurance that the Company will be able to consummate the acquisitions on the schedule or on the terms described in this Current Report on Form 8-K or at all.  See “Forward-Looking Statements” below.

Description of Hotels

Both the Hampton Inn, Times Square and the Candlewood Suites, Times Square are newly constructed and opened on July 14, 2009 and July 17, 2009, respectively.  Both hotels are constructed of concrete and reinforced steel with brick façade exteriors and soundproof windows surrounded by metal windowpanes.  The Hampton Inn, Times Square offers a business center, a breakfast area serving complimentary breakfast, a fitness room and laundry and valet services.  The Candlewood Suites, Times Square offers a business center, high-speed internet access in guest rooms, courier service, a fitness room, a same-day dry cleaning service and a guest self-serve laundry service.  Since their original openings in 2009, both hotels have been, and will continue to be following the completion of the acquisitions, managed by Hersha Hospitality Management, L.P., a private hotel management company owned by certain of the Company’s affiliated trustees and executive officers and other unaffiliated third party investors.

Summary of Purchase Agreements

Except as otherwise noted herein, the materials terms and conditions of the two Purchase Agreements are identical.

The Purchase Agreements contain customary representations and warranties that generally survive for one year, and the parties have agreed to customary indemnification obligations related to losses arising from, among other things, breaches of representations, warranties, covenants and agreements.  Seller and Buyers have also agreed to various covenants, including covenants prohibiting the parties from soliciting or entering into discussions concerning any alternative transactions during the term of the Purchase Agreements and requiring the Seller to conducts its business in the ordinary course and not to engage in certain transactions between the execution of the Purchase Agreements and closing of the transactions contemplated by the Purchase Agreements.

As described above, pursuant to the Purchase Agreement Amendments, the closing of the transactions contemplated by the Purchase Agreements is to occur no later than February 1, 2010, subject to certain rights of Buyers to postpone the closing, and is subject to certain conditions, including, among others:  (i) Buyer’s completion of the due diligence process; (ii) the simultaneous closing of the transactions contemplated by both Purchase Agreements; (iii) the absence of the occurrence of a substantial condemnation proceeding or casualty loss during the term of the Purchase Agreements; (iv) Buyers’ receipt of written approval from the franchisor of each of the hotels for the issuance of a new franchise license to Buyers for each hotel; (v) the accuracy of representations and warranties made by Seller and Buyers; (vi) compliance by Seller and Buyers with their respective obligations under the Purchase Agreements; and (vii) Seller’s delivery of customary real estate deliverables, including certificates of occupancy or temporary certificates of occupancy, a title policy that complies with the terms of the Purchase Agreements and a general assignment of the assets comprising the properties.  Buyers’ liability for terminating the Purchase Agreements for any reason prior to closing will not exceed the total earnest money deposit of $10,100 under each Purchase Agreement.

Additionally, the Purchase Agreements contemplate that Seller will deliver to Buyers a right of first offer agreement memorializing the right of Buyers to make a first offer to purchase the Holiday Inn Express Times Square South located at 343 West 39th Street, New York, New York, which is adjacent to, and was constructed together with, the Hampton Inn, Times Square and the Candlewood Suites, Times Square.

The foregoing description of the Purchase Agreements and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Purchase Agreements, copies of which are attached to this Current Report on Form 8-K as Exhibits 99.2 and 99.3, respectively, and incorporated by reference herein.  The Purchase Agreements have been included to provide potential investors and current holders of the Company’s securities with information regarding their terms. The Purchase Agreements are not intended to provide any other factual information about the Company, HHLP or Buyers. The representations, warranties and covenants contained in the Purchase Agreements were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to those agreements; may be subject to limitations agreed upon by the contracting parties; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, HHLP or Buyers or any of the foregoing entities’ subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws.  These statements include statements about the Company’s plans, strategies and prospects and involve known and unknown risks that are difficult to predict.  The statement regarding the anticipated closing of the transactions contemplated by the Purchase Agreements are forward-looking statements.  The Company’s actual results, performance or achievements may differ materially from those expressed in or implied by these forward-looking statements.  In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “forecast,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions.  You should not place undue reliance on forward-looking statements.  Factors that may cause our actual results to differ materially from the Company’s current expectations include, but are not limited to the risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release issued on January 11, 2009.*

99.2	Hampton Inn Purchase Contract by and between HHLP Duo One Associates, LLC, as Buyer, and Metro Eleven Hotel LLC, as Seller, dated as of November 11, 2009.

99.3	Candlewood Suites Purchase Contract by and between HHLP Duo Two Associates, LLC, as Buyer, and Metro Eleven Hotel LLC, as Seller, dated as of November 11, 2009.

*
Furnished with this report and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation by reference language contained therein, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: January 11, 2010	By:	/s/ Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release issued on January 11, 2009.*

99.2	Hampton Inn Purchase Contract by and between HHLP Duo One Associates, LLC, as Buyer, and Metro Eleven Hotel LLC, as Seller, dated as of November 11, 2009.

99.3	Candlewood Suites Purchase Contract by and between HHLP Duo Two Associates, LLC, as Buyer, and Metro Eleven Hotel LLC, as Seller, dated as of November 11, 2009.

*           Furnished with this report and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation by reference language contained therein, except as shall be expressly set forth by specific reference in such filing.